Airspan Updates on Fourth Quarter 2008 Shipments and Nortel Exposure

Boca Raton, Florida, January 20, 2009 - Airspan Networks Inc. (Nasdaq: AIRN), a leading provider of WiMAX-based broadband wireless access networks, today provided the following updates:

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A preliminary review of fourth quarter 2008 results shows that total shipments in the fourth quarter 2008 amounted to approximately $19 million, of which WIMAX shipments during the quarter amounted to $17 million.  The Company expects to defer some revenue from these shipments during the normal financial review process, which will impact the final fourth quarter and full year 2008 revenue numbers.

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In connection with Nortel’s January 14th, 2009 bankruptcy announcement, Airspan has outstanding receivables with Nortel in the amount of approximately $2.7 million for products and services delivered and billed through the date of Nortel’s bankruptcy filing. Collection of these receivables is uncertain and will be subject to Nortel’s bankruptcy proceedings. Nortel has informed Airspan that it wishes to continue purchasing goods and services from the Company.

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Airspan received a $12.5 million order for equipment and services to expand the WiMAX network of I.C.E. (El Instituto Costarricense de Electricidad), through its local partner, Datatell. .Shipments commenced in the fourth quarter 2008 and the bulk of the order will be delivered in 2009.

These updates are preliminary and are subject to further review by the Company prior to the formal release of earnings.  The Company will report its results for the fourth quarter and full year 2008 on Thursday, March 5th before the market opens.  An investor conference call is scheduled for 8:30 a.m. (EDT) on the same day.  Details of conference call dial in numbers will be distributed prior to this date.

About Airspan Networks Inc.

Airspan is a leading WiMAX pure player and the solution-provider of choice for some of the world’s largest WiMAX deployments. Developing leading-edge technology for broadband access and IP-telephony, Airspan continues to supply operators around the world with best-of-breed solutions. With direct sales offices throughout Asia, EMEA and the Americas, a worldwide network of resellers and agents, and partnership alliances with major OEMs, Airspan boasts over 100 commercial WiMAX deployments worldwide. www.airspan.com.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  All statements, other than statements of historical facts, including statements regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management, may be deemed to be forward-looking statements. The words "anticipates," "believes," "estimates," "expects," "intends," "may," "plans," "projects," "will," "would" and similar expressions or negative variations thereof are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.  We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Investors and others are therefore cautioned that a variety of factors, including certain risks, may affect our business and cause actual results to differ materially from those set forth in the forward-looking statements.  The Company is subject to the risks and uncertainties described in its filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2007.  You should read those factors as being applicable to all related forward-looking statements wherever they appear in this press release.  We do not assume any obligation to update any forward-looking statements.

For Investor Relations and Media Inquiries, contact:

David Brant
Senior Vice President & Chief Financial Officer
Airspan Networks Inc.
Tel: +1 561 893-8650
Fax: +1 561 893-8681
Email: dbrant@airspan.com

Charlotte Laurent-Ottomane
Investor Relations
Email: clottomane@airspan.com
Tel. +561 395 4581